UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December [5], 2008

NEWPARK RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As disclosed by Newpark Resources, Inc. (the “Company”) in the Current Report on Form 8-K filed November 24, 2008, the Company and CCS Inc. mutually agreed to a termination of the definitive agreement to sell Newpark’s U.S. environmental services business to CCS Inc. as a result of the actions taken by the Federal Trade Commission to prevent Newpark and CCS Inc. from completing the proposed transaction. The Company now intends to continue operating its U.S. environmental services business.

The Company is filing this Current Report on Form 8-K to provide unaudited pro forma financial statements reflecting the assets, liabilities and results of operations of the U.S. environmental services business within continuing operations. The assets, liabilities and results of the Company’s U.S. environmental services business were reported as discontinued operations for all periods in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”). In addition, the assets, liabilities and results of the Company’s U.S. environmental services business have been reported as discontinued operations in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (the “2008 Form 10-Qs”).

These new presentations have no effect on the Company’s reported net income for any reporting period. This Current Report on Form 8-K should be read in conjunction with the 2007 Form 10-K and the 2008 Form 10-Qs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2008, December 31, 2007 and 2006, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: December 8, 2008	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2008, December 31, 2007 and 2006, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2008 and 2007 and the years ended December 31, 2007, 2006 and 2005.